UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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E. I. du Pont de Nemours and Company
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Corporate NewsFOR IMMEDIATE RELEASE VOTE THE ENCLOSED WHITE PROXY CARD TODAY FOR DUPONT’S HIGHLY QUALIFIED DIRECTORS Contact: Dan Turner 302-774-0081 daniel.a.turner@dupont.com DuPont Sends Letter to Shareholders Highlighting Company's First Quarter Momentum Urges Shareholders to Vote the WHITE Proxy Card Today “FOR” All of DuPont’s Highly Qualified Directors WILMINGTON, Del. – April 23, 2015 – DuPont (NYSE: DD) today mailed a letter to shareholders emphasizing the importance of supporting DuPont’s world-class Board of Directors to protect shareholders’ investments and allow DuPont’s Board and management to continue driving value for all shareholders. The letter highlights DuPont’s momentum in the first quarter of 2015 and the Board’s and management’s focus on continuing to deliver higher growth and higher value for shareholders. The letter also addresses Trian Fund Management’s high-risk agenda to break up DuPont, burden it with excessive debt and destroy value. The Company urges shareholders to protect the value of their investment in DuPont by voting “FOR” all 12 of DuPont’s highly qualified, experienced directors using the WHITE proxy card today. The full text of the letter follows: April 23, 2015 Dear Fellow Shareholder, On April 21st, DuPont reported financial results for the first quarter of 2015, delivering volume and margin improvements in the majority of our post-spin segments, even in the midst of challenging currency and market environments. We also announced our fourth quarterly dividend increase since 2012, reflecting confidence in the continued strength of our ongoing business and our ability to generate stable growth while returning capital to shareholders. We expect performance in the remainder of the year to build on this momentum, driven by new product sales and benefits from our accelerated operational redesign. Going forward, we are confident that we will continue to grow value for shareholders through our intense focus on innovation, operational efficiency and cost savings, active portfolio management, and disciplined return of capital to shareholders.

While your Board and management are focused on delivering higher growth and higher value for shareholders, Trian Fund Management is pursuing a high-risk agenda to break up DuPont, burden it with excessive debt and destroy value. With the May 13th Annual Meeting of Shareholders fast approaching, the future of your investment is in your hands. Your vote can help prevent Trian from pursuing its value-destructive agenda at DuPont. Please vote FOR all DuPont directors using the WHITE proxy card today. PLEASE VOTE THE WHITE PROXY CARD TODAY A vote “FOR” DuPont’s nominees on the WHITE proxy card is a vote for: . DuPont’s proven track record of superior value creation: 266% total shareholder return,1 including $14 billion to shareholders in dividends and buybacks under current management.2 . DuPont’s strategic plan to deliver higher growth and higher value: Following the spin- off of Chemours, DuPont will be entirely focused on three strategic areas where our science and engineering capabilities can deliver the greatest value – extending our leadership position in Agriculture & Nutrition; building transformational new businesses in Bio-Based Industrials; and strengthening and growing our leading position in Advanced Materials. . Next generation DuPont’s higher growth portfolio: Our ongoing, post-spin business is already delivering higher, more stable growth with 19% compound annual growth in adjusted operating EPS.3 . DuPont’s expanding margins and improved productivity: Under current management, DuPont has grown margins by developing innovative new products and eliminating more than $2 billion in costs. With our enterprise-wide operational redesign, we expect to deliver additional annual run-rate savings of $1 billion by the end of 2015 and at least $1.3 billion by the end of 2017, and we will continue to pursue additional savings. . DuPont’s world-class, independent Board of Directors with unrivaled experience: Your Board has been carefully structured to incorporate the full range of experiences and skills required to lead a global science and technology company of DuPont’s scale. The Board is composed of exceptional business leaders who are actively involved in overseeing DuPont’s strategy and execution.

TRIAN’S AGENDA TO BREAK UP DUPONT, BURDEN IT WITH EXCESSIVE DEBT AND DESTROY VALUE IS NOT IN THE BEST INTERESTS OF SHAREHOLDERS WE URGE YOU TO DISCARD ANY GOLD PROXY CARD YOU MAY RECEIVE FROM TRIAN Your Board has carefully reviewed Trian’s agenda and determined that it would result in a less competitive company with weaker prospects for value creation. Specifically, Trian’s agenda would: . Carry extensive risks as well as an estimated upfront monetary impact of $4 billion and significant additional ongoing costs estimated to be approximately $1 billion annually;4 . Destroy DuPont’s innovation platform, which is a unique competitive advantage and central to the purpose and value proposition of the company; . Eliminate revenue and margin drivers, including global reach, customer relationships, brand awareness, cross-selling opportunities and market access; and . Diminish our strategic flexibility and significantly increase ongoing financial risks while ignoring the capital necessary to fund the business and execute our strategy. None of Trian’s nominees bring additional value or the skills needed to advance DuPont’s strategy, in sharp contrast to the vital and differentiated skills provided by DuPont’s directors. In addition: . Trian is singularly focused on a value-destructive agenda; . Trian has a well-known practice of establishing a ‘shadow management’ team, which would be committed to advancing Trian’s breakup agenda and derail management’s ongoing execution of a successful strategy that is building a higher growth, higher value DuPont; and . Trian’s only recent experience in DuPont’s industry was Chemtura, which ended in bankruptcy and complete destruction of all shareholder value. PROTECT THE VALUE OF YOUR INVESTMENT – VOTE THE WHITE PROXY CARD TODAY! Your Board of Directors and management remain committed to delivering superior value for shareholders, and we need your support to keep DuPont growing. Your vote is extremely important, no matter how many or how few shares you own. Please protect the value of your investment in DuPont by voting “FOR” all 12 of DuPont’s highly qualified, experienced directors using the WHITE proxy card today.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN Please use the enclosed WHITE proxy card today to vote FOR all of DuPont’s highly qualified and experienced director nominees. REMEMBER: THE BEST WAY TO SUPPORT YOUR BOARD IS TO VOTE USING ONLY THE WHITE PROXY CARD. Please simply discard any “gold” proxy card that you may receive from Trian. Returning a “gold” proxy card – even if you “withhold” on Trian’s nominees – will revoke any vote you had previously submitted on DuPont’s WHITE proxy card. Only your latest-dated proxy card counts. If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in soliciting proxies: INNISFREE M&A INCORPORATED (877) 750-9501 (toll-free from the US and Canada) (412) 232-3651 (from other locations) Thank you for your support. Sincerely, ELLEN KULLMAN Chair of the Board and Chief Executive Officer For more information, please visit dupontdelivers.com (1) Thomson Reuters Datastream, (12/31/2008 – 12/31/2014). Total shareholder return is calculated as the appreciation or depreciation of a particular share, plus any dividends, over a given period, expressed as a percentage of the share’s value at the beginning of the period. Closing prices are adjusted for spin-offs, stock splits, rights and special dividends. (2) Represents cumulative share repurchases and dividends paid. Calculated from 12/31/08 – 12/31/14. (3) Adjusted operating EPS compound annual growth rate is calculated from 12/31/08 – 12/31/14 and is defined as diluted earnings per share from continuing operations excluding non-operating pension/OPEB costs, significant items, Performance Chemicals and Pharma. As required under U.S. GAAP, EPS from continuing operations excludes Performance Coatings for all periods presented. Reconciliations of non-GAAP measures to GAAP are included below. (4) Analysis based on assumptions and details outlined in Trian White Papers dated 9/16/2014 and 2/17/2015; indicative estimates are subject to interest rate assumptions, among other items. Letters to DuPont shareholders and other materials regarding the Board’s recommendation for the 2015 Annual Meeting of Shareholders can be found at www.dupontdelivers.com. DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders, we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit www.dupont.com.

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USE OF NON-GAAP MEASURES:

This letter to shareholders contains certain non-GAAP measurements that management believes are meaningful to investors because they provide insight with respect to operating results of the company and additional metrics for use in comparison to competitors. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Key Financials & Filings. Reconciliations of non-GAAP measures to GAAP are provided below.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

RECONCILIATION OF ADJUSTED OPERATING EPS	2014	2008
GAAP EPS from continuing operations	3.90	2.28
Add: Significant Items	0.01	0.42
Add: Non-Operating Pension & OPEB Costs / (Credits)	0.10	(0.28)
Operating EPS (Non-GAAP)	4.01	2.42
Less: Performance Chemicals [(a),(b)]	0.82	0.59
Less: Pharma [(c)]	0.02	0.73
Adjusted Operating EPS (excluding Performance Chemicals, Pharma) (Non-GAAP)	3.17	1.10

(a) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

(b) Performance Chemicals operating earnings assumes a base income tax rate from continuing operations of 19.2% and 20.4% for 2014 and 2008, respectively.

(c) Pharma operating earnings assumes a 35% tax rate.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements which may be identified by their use of words like "plans," "expects," "will," "believes," "intends," "estimates," "anticipates" or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company's control. Some of the important factors that could cause the company's actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company's intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the "SEC") with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at
DuPont's 2015 Annual Meeting. Information about DuPont's directors and executive officers is available in DuPont's definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual Meeting. To the extent holdings of DuPont's securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994. # # # 4/23/15